EXHIBIT 5.1

                            MerchantOnline.com, Inc.
                         902 Clint Moore Road, Suite 114
                            Boca Raton, Florida 33487
                                 (561) 864-6000



                                            September 5, 2000

MerchantOnline.com, Inc.
902 Clint Moore Road, Suite 114
Boca Raton, Florida 33487

                      Re: Registration Statement On Form S-3

Ladies and Gentlemen:

You have requested my opinion with respect to the 6,480,000 shares offered by Swartz Private Equity, LLC (collectively, the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), included in the Registration Statement on Form S-3 (the "Form S-3") filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

        As general counsel to the Company, I have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of others, and such other documents as I deemed relevant and necessary for the opinions expressed in this letter. In such examination, I have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, I have relied upon statements or certificates of officials and others.

        Based on, and subject to the foregoing, I am of the opinion that the Shares of Common Stock being registered in the Form S-3 shall, upon such issuance as described in the Form S-3, be duly and validly issued and fully paid and nonassessable.

        In rendering this opinion, I advise you I am a member of the Bar of the State of Florida, and I express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

        This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

        I hereby consent to the filing of this opinion as an exhibit to the Form S-3. I also consent to the use of my name under the caption "Legal Matters" in the Prospectus constituting part of the Form S-3. In giving such consent, I do
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not thereby admit that I am included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.


                                Very truly yours,

                                /s/ Michael D. Karsch
                                ------------------------------------
                                Michael D. Karsch
                                Vice President and General Counsel